UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2026, Drone Nerds, LLC, a Florida limited liability company (“Drone Nerds”) and subsidiary of XTI Aerospace, Inc. (the “Company”), and Anzu Robotics, LLC, a Delaware limited liability company and subsidiary of the Company (“Anzu”; Drone Nerds and Anzu, collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with the other Loan Parties party thereto and JPMorgan Chase Bank, N.A. (the “Lender”). The “Loan Parties” include the Borrowers, the Borrowers’ U.S. subsidiaries, the Borrowers’ parent XTI Drones Holdings, LLC, a Texas limited liability company (“Parent”), and any other person who becomes a party to the Credit Agreement. The Borrowers are jointly and severally liable for the obligations under the Credit Agreement.

The Credit Agreement provides for a secured revolving loan facility (the “ABL Facility”) in an aggregate principal amount of up to $20 million, based on a borrowing base of eligible accounts receivable and inventory, subject to applicable advance rates and reserves, with a maturity date of February 11, 2029 (the “Maturity Date”). Subject to the conditions set forth in the Credit Agreement, including the consent of the Lender, the ABL Facility may be increased by up to an aggregate of $25 million. The Borrowers may use availability under the ABL Facility for the issuance of letters of credit. The proceeds of the ABL Facility may be used for general corporate purposes, to refinance certain existing indebtedness of the Borrowers and to pay cash consideration for certain permitted investments. Subject to the conditions set forth in the Credit Agreement, the Borrowers intend to use the proceeds of the ABL Facility to repay $10.5 million of prior loans made by the Company to the Borrowers.

The Credit Agreement permits the Lender, in its sole discretion, to make “Protective Advances” to the Borrowers to preserve or protect collateral, enhance the likelihood of repayment, or pay amounts chargeable to the Borrowers.

At the Borrowers’ option, the ABL Facility may be prepaid at any time, in whole or in part, without a premium or penalty, with prior notice to the Lender. The Borrowers may also reduce the unused commitments under the ABL Facility, with notice to the Lender, provided that each reduction must be in an amount that is an integral multiple of $5 million and not less than $10 million, and provided further that, after giving effect to any concurrent prepayment of revolving loans, the revolving exposure would not exceed the lesser of the revolving commitment and the borrowing base. To the extent the revolving exposure under the ABL Facility at any time exceed the lesser of (a) the revolving credit commitment in effect at such time and (b) the borrowing base at such time, the Borrowers are required to, on demand, prepay the revolving loans under the ABL Facility in the amount of such excess.

Borrowings under the Credit Agreement bear interest at the CBFR plus the applicable margin of 2%; provided that Protective Advances bear interest at the CBFR plus the applicable margin of 2% plus 2% per annum. “CBFR” refers to the Adjusted REVSOFR30 Rate (as defined in the Credit Agreement), unless the REVSOFR30 Rate (as defined in the Credit Agreement) is not available, then it refers to an interest rate per annum equal to the greater of the Prime Rate (as defined in the Credit Agreement) or 2.5%. Interest on the revolving loans is payable monthly in arrears. The Borrowers are also obligated to pay other customary closing fees, commitment fees and letter of credit fees for a credit facility of this size and type.

The Borrowers may borrow, repay and reborrow funds under the ABL Facility until the Maturity Date, at which time the ABL Facility will terminate, and all outstanding revolving loans, together with all accrued and unpaid interest, must be repaid.

The Credit Agreement contains customary representations and warranties, and affirmative and negative covenants, including covenants limiting the ability of the Borrowers and their restricted subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, make investments, make certain restricted payments (including dividends and share purchases), dispose of assets, enter into transactions with affiliates, and enter into certain restrictive agreements, in each case, subject to limitations and exceptions set forth in the Credit Agreement. The Credit Agreement also provides that the Borrowers will not permit the Fixed Charge Coverage Ratio (as defined in the Credit Agreement), as of the end of any calendar month commencing with the calendar month ending February 28, 2026, to be less than 1.0 to 1.0, subject to a cure right. If the Borrowers fail, or reasonably expect to fail, to comply with the foregoing financial covenant, they may, within ten business days after the related compliance certificate is due, issue equity to Parent for cash to prepay revolving loans under the Credit Agreement in such amounts as are necessary to be in compliance with the financial covenant, subject to specified frequency and other limitations.

The Credit Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults to other material indebtedness, inaccuracy of representations and warranties, covenant defaults, certain ERISA-related events, the occurrence of a Change in Control (as defined in the Credit Agreement), unsatisfied judgments over a threshold, and certain bankruptcy and insolvency events. If an event of default exists, the lender may terminate its lending commitments, require immediate payment of all obligations under the Credit Agreement, require cash collateralization of letter of credit exposure, and exercise all rights and remedies available to the Lender under the Credit Agreement, the other Loan Documents and applicable law. Upon the occurrence and during the continuance of an event of default, interest will accrue at a rate equal to 2% per annum above the otherwise applicable interest rate.

The obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) are guaranteed by each Loan Party pursuant to the Credit Agreement and are secured by substantially all of the personal property and other assets of the Grantors (as defined below) pursuant to the Security Agreement, dated as of February 11, 2026 (the “Security Agreement”), by and among the Borrowers, the other Loan Parties party thereto, any additional entities which become parties thereto (collectively with the Borrowers and the other Loan Parties party thereto, the “Grantors”), and the Lender.

In connection with and as a condition to the agreement by the Lender to consummate the transactions contemplated by the Credit Agreement, Drone Nerds and the other Loan Parties party thereto entered into a Subordination Agreement, dated as of February 11, 2026 (the “Subordination Agreement”), with each of the creditors listed on the signature page thereto (each and together, jointly and severally, the “Subordinated Creditor”), and the Lender. Pursuant to the Subordination Agreement, the payment of certain indebtedness of each Loan Party to the Subordinated Creditor is subordinate in right and time of payment to the prior payment in full of the obligations under the ABL Facility and the other obligations to the Lender, subject to certain permitted subordinated debt payments.

The foregoing description of the Credit Agreement, the Security Agreement and the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, the Security Agreement and the Subordination Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein to the extent required to be disclosed under this Item 3.03.

Item 7.01 Regulation FD Disclosure.

On February 17, 2026, the Company issued a press release announcing the transactions contemplated by the Credit Agreement. A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Credit Agreement, dated as of February 11, 2026, by and among Drone Nerds, LLC, Anzu Robotics, LLC, the other Loan Parties party thereto, and JPMorgan Chase Bank, N.A.

10.2	Security Agreement, dated as of February 11, 2026, by and among Drone Nerds, LLC, Anzu Robotics, LLC, the other Loan Parties party thereto, any additional entities which become parties thereto, and JPMorgan Chase Bank, N.A.

10.3	Subordination Agreement, dated as of February 11, 2026, by and among Drone Nerds, LLC, the other Loan Parties party thereto, each of the creditors listed on the signatory page thereto, and JPMorgan Chase Bank, N.A.

99.1	Press Release dated February 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: February 17, 2026	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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